UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

Aileron Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a program to provide uniform post-separation benefits to each of its officers, on October 1, 2018, Aileron Therapeutics, Inc. (the “Company”) entered into a Severance Agreement (the “Severance Agreement”) with Donald V. Dougherty, the Company’s chief financial officer. Under the program, the Company is also entering into severance agreements with each of the Company’s other officers.

Under the Severance Agreement, if the Company terminates Mr. Dougherty’s employment other than for “Cause” or by reason of death or “Disability,” or Mr. Dougherty terminates his employment for “Good Reason” and, in each case, not upon or within twelve months after a “Change in Control Event” (as such terms are defined in the Severance Agreement), Mr. Dougherty will be entitled to receive (A) his then current base salary for nine months following the date of his termination and (B) payments on Mr. Dougherty’s behalf of the monthly premiums for medical insurance coverage under COBRA until the earlier of the date that is nine months following the date of his termination or the date on which Mr. Dougherty becomes eligible to receive group health insurance coverage through another employer (collectively, the “Standard Severance Benefits”). If the Company terminates Mr. Dougherty’s employment other than for “Cause” or by reason of death or “Disability,” or Mr. Dougherty terminates his employment for “Good Reason,” in each case upon or within twelve months after a “Change in Control Event,” Mr. Dougherty will be entitled to receive the Standard Severance Benefits for a period of twelve months following the date of his termination and a lump sum payment equal to one times his target bonus for the year in which he is terminated, and the vesting of any unvested equity awards will accelerate in full on the date of his termination. Mr. Dougherty’s receipt of any post-separation benefits under the Severance Agreement are conditioned upon his execution of a severance and release of claims agreement in a form satisfactory to the Company. In addition, upon the execution of the Severance Agreement, Mr. Dougherty ceased to be entitled to the severance and post-employment payments and benefits provided for in the employment agreement between the Company and Mr. Dougherty dated June 5, 2017.

The foregoing description of Mr. Dougherty’s Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be included as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aileron Therapeutics, Inc.

Date: October 1, 2018	By:	/s/ Donald V. Dougherty
Donald V. Dougherty Chief Financial Officer